SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report July 22, 2002
                (Date of Earliest Event Reported) (July 1, 2002)


                                DSTAGE.COM, INC.
      (EXACT NAME OF SMALL BUSINESS REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (State or other jurisdiction of Incorporation)


         000-30785                                       52-2195605
(Commission  File  Number)               (I.R.S.  Employer  Identification  No.)


          000-111-5818                          7389  (BUSINESS SERVICES  NEC)
     (Central  Index  Key)                  Standard  Industrial  Classification


                        1600 BROADWAY, SUITE 2400                          80202
                           DENVER,  COLORADO                         (Zip  Code)
                    (Address of principal executive offices)

                                 (303) 542-1802
               Registrant's telephone number, including area code

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Item  1.  Changes  in  Control  of  Registrant


On July 1, 2002, the Company executed an investment banking agreement (the "Investment Banking Agreement") with the Camelot Group, Inc. ("Camelot"), whereby the Camelot Group agreed to fund a $150,000 convertible note through existing Dstage shareholders and pursue raising an additional $500,000 to $1,000,000 on a best efforts basis. Under the terms of the agreement, Camelot has an option to attend Dstage board meetings as an "ex-officio" member, and, upon funding, to name one director for election to the Dstage board of directors. In exchange for their services, valued at approximately $200,000, and funding of $150,000, certain Dstage shareholders have agreed to pay Camelot Group a total of 700,000 shares of Dstage common stock. Each participating shareholder holds individual interests of less than 5% of Dstage's outstanding common stock, none of the participating shareholders are affiliates of the Company and none of the participating shareholders are, or previously were, officers or directors of the Company. Dstage will be indebted to these shareholders for a total principal amount of $350,000, and anticipates executing 1 year, 10%, convertible demand notes, with interest and principal due at maturity and a conversion ratio of 1 to 1 based on the closing bid for Dstage.com's common stock on July 1, 2002. None of the planned notes will contain put provisions or other provisions that would cause the amount of shares due, upon conversions, to increase under any circumstances.

The additional shares that will be issued, should these shareholders convert their notes, along with Camelot's right to name a director for election to the Company's board, should Camelot's efforts be successful, would result in a change in control of the Company.


The foregoing description of the Investment Banking Agreement is qualified in its entirety to the full text of such Investment Banking Agreement, a copy of which is attached hereto as an Exhibit and which is incorporated by reference.




Item  2.  Acquisition  or  Deposition  of  Assets


N/A

Item  3.  Bankruptcy  or  Receivership.

N/A

Item  4.  Changes  in  Registrant's  Certifying  Accountant.

N/A

Item  5.  Other.


N/A

Item  7.  Financial  Statements  and  Exhibits.

N/A

Item  8.  Change  in  Fiscal  Year.

N/A

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Item  9.  Regulation  FD  Disclosure.

N/A


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Dstage.com, Inc.
                                  (Registrant)


                                            /s/
                                            Frank  R.  Maresca,  CEO

July  22,  2002

Exhibits:
  1.1  Camelot  Investment  Banking  Agreement

Exhibit  1.1

June  21,  2002


Ms.  Sue  Perrault
President
Dstage.com
1600  Broadway,  Suite  2400
Denver,  CO  80202



Dear  Ms.  Perrault:

The purpose of this letter of agreement ("Agreement") is to outline the terms and conditions under which The Camelot Group ("Camelot") will provide advisory and related services ("Services") to Dstage.com (the "Company"), for the Engagement Period (as hereinafter defined). The terms pursuant to which Camelot is to assist and advise the Company in connection with the Services are:

1. Services: The Company hereby engages Camelot to act as its advisor in matters relating to (i) mergers and acquisitions (ii) corporate finance activities; (iii) disposition of Company assets; (iv) all other matters as may be agreed upon between the Company and Camelot.

2. Engagement Period: Twelve (12) months. The period shall automatically renew for an additional Ninety (90) days if notice is not given Ninety (90) days prior to the end of the Engagement Period.

3. Compensation: Camelot has been compensated for their services in full by certain Dstage Investors (the "Dstage Investors") that hold individual interests

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of  less than 5% of Dstage.com's outstanding common stock as of the date of this agreement and are not affiliates of the Company. Upon payment of $150,000 to Dstage.com by Camelot, in accordance with 9(a) herein, Dstage acknowledges that the Dstage Investors will pay additional consideration to Camelot on behalf of Dstage, and that Dstage will be liable to the Dstage Investors for this additional consideration.

4. Future Financing: The Company agrees that Camelot will be entitled to a right of refusal in regards to any financing activity the Company desires to pursue during the Engagement Period. If Camelot agrees to perform such financing activity on behalf of the Company, Camelot will be compensated under its standard fees and commission, above and beyond the terms and conditions in this letter.

5. Designated Board Member: Upon acknowledgment of this letter the Company will notify Camelot of all Board activities and permit Camelot to designate an advisor to attend any and all board functions as an ex-officio member. In the event Camelot undertakes any financing activity and is successful in the financing effort for the Company, Camelot shall have the right to name one board member upon the completion of the financing for the duration of the Engagement Period.

6. Indemnification: The Company shall indemnify Camelot under its standard indemnification provisions attached hereto and made a part hereof.

7.  Termination:  This  letter of agreement  may not be terminated within Ninety
(90) days after signing. Thereafter, either party may terminate this Agreement upon Ninety (90) days prior written notice without liability or continuing obligation to the Company or to Camelot (except for any compensation earned or to b e received by Camelot as provided for in Section 3 or in Section 4. Neither termination nor completion of the financing shall affect the provisions of Sections 3, 4 and 5, and this section 7.

8. Governing Law: The validity and interpretation of the Agreement shall be governed by the law of the State of Florida applicable to agreements made to be fully performed therein. Camelot and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Camelot and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to binding arbitration under the rules of the American Arbitration Association for resolution. The use of mediation will not be construed under the doctrine of latches, waiver of estoppel to affect adversely the rights of either party. Nothing in paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

9.  Miscellaneous:

a) The Camelot Group will raise, on a best efforts basis, between $500,000 and $1,000,000 with the pricing and fees to be determined later.

b) The Camelot Group will raise $150,000 within the next 3 to 6 weeks for the Company in exchange for consideration to be paid to Camelot by the Dstage Investors, the sufficiency of which is hereby acknowledged.

c) It is understood that the obligation of Camelot is to use its best efforts in all activities, including any financing activity and there is no obligation on the part of Camelot to participate in any such financing.

d) The Company represents hereby that it is a sophisticated business enterprise that has retained Camelot for the limited purposes set forth in this letter, and the parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this letter.

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If  the  foregoing is acceptable, please sign a copy of this letter in the space provided below and return to the undersigned by June 30, 2002. If an executed copy of the letter of agreement is not received on or prior to such date, this letter shall be void and no further force or effect.


Very  truly  yours,




Camelot  Group  By:___/s/Marie  Datil__________


Printed  Name/Title:__Marie  Datil,  CFO________________________


Confirmed  and  Agreed  to  this  1st  day  of  July,  2002



DSTAGE.COM,  INC.  By:_/s/Sue Perrault___________________________ June  30, 2002
                                       Sue  Perrault,  President





INDEMNIFICATION  PROVISIONS


     Dstage.com, Inc. (the "Company") agrees to indemnify and hold harmless Camelot, ("Camelot") against any and all losses, claims, damages, obligations, penalties, judgements, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Camelot is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Camelot acting for the Company, including without limitation, any act or omission by Camelot in connection with acceptance of or the performance or non-performance of its obligations under the Agreement dated June 21, 2002, between the Company and Camelot to which these indemnification provisions are attached and form a part (the "Agreement"). The Company also agrees that Camelot shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Camelot except to the extent that any such liability is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Camelot gross negligence or willful misconduct.

     The indemnification provisions shall be in addition to any liability which the Company may otherwise have to Camelot or the persons indemnified below in this sentence and shall extend to the following: Camelot, its affiliated entities, partners, employees, legal counsel, agents, directors, employees,

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legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees, legal counsel, agents and controlling persons of any of them. All references to Camelot Partner in these indemnification provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding or investigation is commenced, as to which Camelot proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Camelot to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that the Company is materially prejudiced thereby. If the Company so elects, or is requested by Camelot, the Company will assume the defense of such action, suit, proceeding or investigation, including the employment of counsel reasonably acceptable to Camelot, and the payment of fees and disbursements of such counsel. In the event, however, that the Company fails to promptly assume the defense thereof with counsel reasonably acceptable to Camelot, or Camelot determines in its reasonable judgement that it has one or more defenses different than or in addition to those of the Company, then
Camelot shall have the right to retain one counsel (in addition to any local counsel) of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Camelot made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Camelot, settle or compromise any claim, or permit a default or consent to the entry of any judgement in respect thereof, unless such settlement, compromise or consent includes, as a conditional term thereof, the giving by the claimant to Camelot of an unconditional release from all liability in respect of such claim.


In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgement by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Camelot, on the other hand, shall contribute to the losses, claims damages, obligations, penalties, judgements, awards, liabilities, costs, expenses, and disbursements, to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Camelot, on the other hand, and also the relative fault of the Company, on the one hand, and Camelot, on the other hand, in connection with the statements, acts or omissions which results in such losses, claims, damages, obligations, penalties, judgements, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Camelot shall not be obligated to contribute any amount thereunder that exceeds the amount of fees previously received by Camelot pursuant to this Agreement.

Neither termination nor completion of the engagement of Camelot referred to above shall these indemnification provisions which shall then remain operative, and in full force and effect.

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